U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 26, 2016

THE LUXURIOUS TRAVEL CORP.

(Exact name of registrant as specified in its charter)

Florida	333-193386	20-0347908
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

1535 Jackson Street, Hollywood, FL	33020
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (954) 628-3594

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms “the Company,” “LXRT,” “we,” “us” and “our” refer to The Luxurious Travel Corp., a Florida corporation.

Item 1.01    Entry into a Material Definitive Agreement.

On May 31, 2016, LXRT issued a press release that it had entered into a definitive Share Exchange Agreement (the “Exchange Agreement”) to acquire all of the issued and outstanding capital stock of US Lighting Group, Inc. (“US Lighting Group”), an independent designer and manufacturer of patent-pending, transformer less, LED lighting technologies. Upon closing of this transaction, LXRT will issue 24,500,000 shares of its common stock to the shareholders of US Lighting Group and Todd Delmay, our current Chief Executive Officer, Chief Financial Officer and principal shareholder, will contribute a like number of shares of LXRT common stock held by him to the capital of the Company. Thereupon, US Lighting Group will become a wholly-owned subsidiary of the Company, the current shareholders of US Lighting Group will become the principal shareholders of the Company and we will focus our business efforts on the expansion of the LED Lighting business currently conducted by US Lighting Group. In addition, at closing, existing LXRT management will resign and US Lighting Group management will assume management roles at the Company. Following closing, we also plan to take the necessary corporate and regulatory action to change the Company’s name to “US Lighting Group, Inc.” and secure a new trading symbol to better reflect its new corporate name and business focus.

The transaction is expected to close within the next fourteen (14) days, subject to receipt of certain approvals from market regulators and satisfaction of customary closing conditions.

Founded in 2011, US Lighting Group is an independent designer and manufacturer of high quality patent-pending, transformer less, “green” LED lighting tubes for sale and distribution into the commercial and industrial 4’ tube lighting sectors in the United States and abroad. Every US Lighting Group LED bulb is made in the USA at US Lighting Group’s own manufacturing facility located near Cleveland, Ohio.

US Lighting Group’s flagship line of LED bulbs is the BH4 Series. BH4 LED bulbs are 4 feet long and intended to replace the harsh, inefficient fluorescent bulbs found in many offices, warehouses, department stores, and corporate buildings. BH4 Series LED bulbs utilize an innovative and patent-pending, transformer less design which decreases manufacturing costs and dramatically increases energy efficiency and brightness. These factors combine to give BH4 Series LED bulbs an incredibly long lifespan - independently tested to have an average lifespan of 190,000 hours (21 years) - more than 3x the closest competition. This reduces maintenance costs significantly and is a major pre-buying consideration of end-users.

Market demand for 4’ LED tubes is expected to grow dramatically over next several years due to federal/state government and energy provider incentives and rebates for end-users, increasing utilities cost savings for end-users, and the Department of Energy’s approval of the green eco-friendly 4’ LED tube as the logical replacement for the more than 1.8 billion outdated and energy inefficient fluorescent light tubes currently installed in the United States.

US Lighting Group BH4 Series LED bulbs are distributed throughout the United States to various commercial and industrial end-users and resellers, and also available at several online retailers, including The Home Depot.

The foregoing summaries of the Exchange Agreement and the press release are qualified in their entirety by reference to the copies of those documents which are included as Exhibits 10.1 and 99.1 to this report, respectively and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Share Exchange Agreement dated as of May 26, 2016

99.1	Press release dated May 31, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUXURIOUS TRAVEL CORP.

Dated: June 1, 2016	By:	/s/ Todd Delmay
Todd Delmay, Chief Executive Officer and Chief Financial Officer